CorEnergy Announces Fiscal Year 2017 Results
KANSAS CITY, MO - February 28, 2018 - CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) today announced financial results for the fiscal year ended December 31, 2017.
Fiscal Year 2017 Performance Summary
Fiscal Year 2017 financial highlights are as follows:

	For the Year Ended
	December 31, 2017
		Per Share
	Total	Basic	Diluted
Net Income (Attributable to Common Stockholders)[1]	$24,648,802	$2.07	$2.07
NAREIT Funds from Operations (NAREIT FFO)[1]	$46,308,969	$3.89	$3.59
Funds From Operations (FFO)[1]	$46,046,781	$3.87	$3.57
Adjusted Funds From Operations (AFFO)[1]	$50,536,194	$4.25	$3.81
Dividends Declared to Common Stockholders		$3.00
1 Management uses AFFO as a measure of long-term sustainable operational performance. NAREIT FFO, FFO, and AFFO are non-GAAP measures. Reconciliations of NAREIT FFO, FFO and AFFO, as presented, to Net Income Attributable to CorEnergy Stockholders are included at the end of this press release. See Note 1 for additional information.
Recent Developments

•	Maintained dividend: Declared common stock dividend of $0.75 per share ($3.00 annualized) for the fourth quarter 2017, in line with the previous nine quarterly dividends

•	Building relationship with new tenant: Acquisition of Portland Terminal tenant, Arc Logistics, by Zenith Energy U.S. LP ("Zenith Energy") closed on December 21, 2017.

•
Last of BDC legacy portfolio rolling off: Received $7.6 million in cash proceeds, plus an interest in Arc Terminal Joliet Holdings, valued at $1.2 million for the Company's pro-rata share of the sale of Lightfoot Partners to Zenith Energy

•	Increased interest in prolific Pinedale Field: Purchased from Prudential Insurance Group of America ("Prudential") its 18.95% minority interest in the Pinedale LGS for $32.9 million

◦	Prudential provided $41 million of 6.5% fixed rate debt, due December 2022, which was utilized to pay off the Pinedale LP credit facility balance and to complete the purchase of the minority interest

•	Received favorable PLR: Converted Omega Pipeline to a qualified REIT subsidiary, from a taxable REIT subsidiary (TRS) following the receipt of a private letter ruling (PLR) from the IRS

•	Increased activity at Fort Leonard Wood: Omega was selected for a Utility Energy Service Contract (UESC) at Fort Leonard Wood.
"CorEnergy exited 2017 in a much stronger position than we entered it. The energy downturn has enabled us to demonstrate the durability of our overall strategy and revenue model. CORR acquired the minority stake in the Pinedale LGS and sold our last remaining BDC investment. We strengthened our balance sheet by issuing perpetual preferred stock, upsizing our credit facility, and refinancing the asset level debt on the Pinedale LGS," said CorEnergy CEO Dave Schulte. "We believe CorEnergy is well positioned for additional growth in 2018, with over $155 million of liquidity and multiple acquisition opportunities in various stages of evaluation. The REIT model of infrastructure ownership is emerging as a flexible source of long-term capital for energy companies. CORR has the ability to own and lease assets in a passive financing, as well as in operating subsidiaries where the preponderance of assets are pipelines and storage terminals."
Dividend Declaration
Common Stock: A fourth quarter 2017 dividend of $0.75 per share (or $3.00 per share annualized) was declared for CorEnergy’s common stock. The dividend was payable on February 28, 2018, to stockholders of record on February 14, 2018.
Preferred Stock: For the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock, a cash dividend of $0.4609375 per depositary share was declared. The preferred stock dividend, which equates to an annual dividend payment of $1.84375 per depositary share, was payable on February 28, 2018, to stockholders of record on February 14, 2018.

Portfolio Update
Grand Isle Gathering System: The tenant of the Grand Isle Gathering System, Energy XXI Gulf Coast, continues to make strides towards optimizing production while maintaining costs. The company recently announced its 2018 capital budget plan and anticipates drilling six wells this year. These wells are expected to be in the West Delta and South Timbalier fields, which are considered core properties by EXXI and partially served by our system.
Pinedale Liquids Gathering System: On December 29, 2017, we purchased the remaining 18.95% interest in Pinedale LP, from Prudential for approximately $32.9 million. Concurrently, Pinedale LP entered into an amended $41.0 million credit facility, with Prudential as the lender, for a fixed rate of 6.5% for five years.
CorEnergy received approximately $587,000 in participating rents from the utilization of the Pinedale LGS by Ultra Petroleum in 2017. The Company is further encouraged by the recent successes of its tenant in horizontal well drilling, and its plans to expand the program in 2018.
Portland Terminal: On December 21, 2017, Zenith Energy closed on its acquisition of the parent company of the Portland Terminal tenant, Arc Logistics. Pursuant to the Portland Terminal Lease, the tenant maintains the option to repurchase the asset from CorEnergy, subject to a 90-day notice, as well as the right to terminate the lease on the fifth and tenth anniversaries of the agreement. CorEnergy provided Zenith Energy an extension of the deadline for notification of an exercise of its option to terminate the lease agreement on its fifth anniversary to August 1, 2018, from February 1, 2018.
MoGas Pipeline: MoGas continues to explore means to offset the decline in revenue from the amended Spire contract, announced in March 2017. MoGas currently anticipates filing a rate case with the Federal Energy Regulatory Commission (FERC) in the second quarter of 2018.
Omega Pipeline: In November 2017, Omega was selected for a UESC at Fort Leonard Wood in south-central Missouri. The pipeline currently serves that United States Army post with natural gas distribution services and the UESC program will provide comprehensive gas, electricity and water efficiency improvements. CorEnergy believes this initiative could last four to five years and produce incremental earnings.
During 2017, the Company received a private letter ruling from the IRS which qualified the revenue from Omega's long-term contract with Fort Leonard Wood as REIT-qualifying rent income from real property. Effective December 31, 2017, Omega was converted to a qualified REIT subsidiary, from a taxable REIT subsidiary.

Lightfoot Partners: In connection with the Arc Logistics acquisition by Zenith Energy, we received our pro-rata share of the proceeds upon the closing of the transaction for our holdings in Lightfoot. Total cash proceeds of $7.6 million were net of approximately $1.2 million related to a required reinvestment in Arc Terminal Joliet Holdings. As of December 31, 2017, our remaining private company interests in Lightfoot and Arc Terminal Joliet Holdings were valued at approximately $3.0 million.
Outlook
CorEnergy believes acquisitions enhance the stability of its operations, reducing risk to existing stockholders, because of the diversification benefits and added potential for dividend growth. The Company is evaluating a broad set of infrastructure opportunities and targets transacting on one to two acquisitions per year, with a target range of $50 to $250 million per project. CorEnergy intends to finance these acquisitions through the use of capacity on its revolver, partnerships with co-investors, portfolio level debt, and, if beneficial to existing stockholders, prudent preferred and/or common equity issuances. There can be no assurance that any of these acquisition opportunities will result in consummated transactions.
CorEnergy intends to continue paying quarterly dividends of $0.75 per share ($3.00 annualized). The Company targets revenue growth of 1-3% annually from existing contracts through inflation-based and participating rent adjustments and additional growth from acquisitions. Dependent upon the level of revenue growth achieved, CorEnergy will assess its ability to responsibly grow its dividend above current levels.
Fiscal Year 2017 Earnings Conference Call
CorEnergy will host a conference call on Thursday, March 1, 2018, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.
A replay of the call will be available until 1:00 p.m. Central Time on April 1, 2018 by dialing 877-481-4010 (for international, 1-919-882-2331). The Conference ID is 25600. A replay of the conference call will also be available on the Company’s website.
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.reit.
Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Notes
1NAREIT FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses of depreciable properties, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and non-controlling interests. Adjustments for non-controlling interests are calculated on the same basis. FFO as we have presented it here, is derived by further adjusting NAREIT FFO for distributions received from investment securities, income tax expense (benefit) from investment securities, net distributions and dividend income and net realized and unrealized gain or loss on other equity securities. CorEnergy defines AFFO as FFO Adjusted for Securities Investment plus (gain) loss on extinguishment of debt, provision for loan losses, net of tax, transaction costs, amortization of debt issuance costs, amortization of deferred lease costs, accretion of asset retirement obligation, amortization of above market leases, income tax expense (benefit) unrelated to securities investments, non-cash costs associated with derivative instruments, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), amortization of debt premium, and other adjustments as deemed appropriate by Management. Reconciliations of NAREIT FFO, FFO Adjusted for Securities Investments and AFFO to Net Income Attributable to CorEnergy Stockholders are included in the additional financial information attached to this press release.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
Assets
Leased property, net of accumulated depreciation of $72,155,753 and $52,219,717	$465,956,467	$489,258,369
Property and equipment, net of accumulated depreciation of $12,643,636 and $9,292,712	113,158,872	116,412,806
Financing notes and related accrued interest receivable, net of reserve of $4,100,000 and$4,100,000	1,500,000	1,500,000
Other equity securities, at fair value	2,958,315	9,287,209
Cash and cash equivalents	15,787,069	7,895,084
Deferred rent receivable	22,060,787	14,876,782
Accounts and other receivables	3,786,036	4,538,884
Deferred costs, net of accumulated amortization of $623,764 and $2,261,151	3,504,916	3,132,050
Prepaid expenses and other assets	742,154	354,230
Deferred tax asset, net	2,244,629	1,758,289
Goodwill	1,718,868	1,718,868
Total Assets	$633,418,113	$650,732,571
Liabilities and Equity
Secured credit facilities, net of debt issuance costs of $254,646 and $212,592 (including $0 and $8,860,577 with related party)	40,745,354	89,387,985
Unsecured convertible senior notes, net of discount and debt issuance costs of $1,967,917 and $2,755,105	112,032,083	111,244,895
Asset retirement obligation	9,170,493	11,882,943
Accounts payable and other accrued liabilities	2,333,782	2,416,283
Management fees payable	1,748,426	1,735,024
Income tax liability	2,204,626	—
Unearned revenue	3,397,717	155,961
Total Liabilities	$171,632,481	$216,823,091
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $130,000,000 and $56,250,000 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 52,000 and 22,500 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	$130,000,000	$56,250,000
Capital stock, non-convertible, $0.001 par value; 11,915,830 and 11,886,216 shares issued and outstanding at December 31, 2017 and December 31, 2016 (100,000,000 shares authorized)	11,916	11,886
Additional paid-in capital	331,773,716	350,217,746
Accumulated other comprehensive loss	—	(11,196)
Total CorEnergy Equity	461,785,632	406,468,436
Non-controlling Interest	—	27,441,044
Total Equity	461,785,632	433,909,480
Total Liabilities and Equity	$633,418,113	$650,732,571

Consolidated Statements of Income and Comprehensive Income

	For the Years Ended December 31,
	2017	2016	2015
Revenue
Lease revenue	$68,803,804	$67,994,130	$48,086,072
Transportation and distribution revenue	19,945,573	21,094,112	14,345,269
Financing revenue	—	162,344	1,697,550
Sales revenue	—	—	7,160,044
Total Revenue	88,749,377	89,250,586	71,288,935
Expenses
Transportation and distribution expenses	6,729,707	6,463,348	4,609,725
Cost of Sales	—	—	2,819,212
General and administrative	10,786,497	12,270,380	9,745,704
Depreciation, amortization and ARO accretion expense	24,047,710	22,522,871	18,766,551
Provision for loan loss and disposition	—	5,014,466	13,784,137
Total Expenses	41,563,914	46,271,065	49,725,329
Operating Income	$47,185,463	$42,979,521	$21,563,606
Other Income (Expense)
Net distributions and dividend income	$680,091	$1,140,824	$1,270,755
Net realized and unrealized gain (loss) on other equity securities	1,531,827	824,482	(1,063,613)
Interest expense	(12,378,514)	(14,417,839)	(9,781,184)
Loss on extinguishment of debt	(336,933)	—	—
Total Other Expense	(10,503,529)	(12,452,533)	(9,574,042)
Income before income taxes	36,681,934	30,526,988	11,989,564
Taxes
Current tax expense (benefit)	2,831,658	(313,107)	922,010
Deferred tax benefit	(486,340)	(151,313)	(2,869,563)
Income tax expense (benefit), net	2,345,318	(464,420)	(1,947,553)
Net Income	34,336,616	30,991,408	13,937,117
Less: Net Income attributable to non-controlling interest	1,733,826	1,328,208	1,617,206
Net Income attributable to CorEnergy Stockholders	$32,602,790	$29,663,200	$12,319,911
Preferred dividend requirements	7,953,988	4,148,437	3,848,828
Net Income attributable to Common Stockholders	$24,648,802	$25,514,763	$8,471,083

Net Income	$34,336,616	$30,991,408	$13,937,117
Other comprehensive income (loss):
Changes in fair value of qualifying hedges / AOCI attributable to CorEnergy stockholders	11,196	(201,993)	(262,505)
Changes in fair value of qualifying hedges / AOCI attributable to non-controlling interest	2,617	(47,226)	(61,375)
Net Change in Other Comprehensive Income (Loss)	$13,813	$(249,219)	$(323,880)
Total Comprehensive Income	34,350,429	30,742,189	13,613,237
Less: Comprehensive income attributable to non-controlling interest	1,736,443	1,280,982	1,555,831
Comprehensive Income attributable to CorEnergy Stockholders	$32,613,986	$29,461,207	$12,057,406
Earnings Per Common Share:
Basic	$2.07	$2.14	$0.79
Diluted	$2.07	$2.14	$0.79
Weighted Average Shares of Common Stock Outstanding:
Basic	11,900,516	11,901,985	10,685,892
Diluted	11,900,516	11,901,985	10,685,892
Dividends declared per share	$3.000	$3.000	$2.750

Consolidated Statements of Cash Flow

	For the Years Ended December 31,
	2017	2016	2015
Operating Activities
Net Income	$34,336,616	$30,991,408	$13,937,117
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax, net	(486,340)	(151,313)	(2,869,563)
Depreciation, amortization and ARO accretion	25,708,891	24,548,350	20,662,297
Provision for loan loss	—	5,014,466	13,784,137
Loss on extinguishment of debt	336,933	—	—
Non-cash settlement of accounts payable	(221,609)	—	—
Loss on sale of equipment	4,203	—	—
Gain on repurchase of convertible debt	—	(71,702)	—
Net distributions and dividend income, including recharacterization of income	148,649	(117,004)	(371,323)
Net realized and unrealized (gain) loss on other equity securities	(1,531,827)	(781,153)	1,063,613
Unrealized gain on derivative contract	—	(75,591)	(70,333)
Settlement of derivative contract	—	(95,319)	—
Common stock issued under directors compensation plan	67,500	60,000	90,000
Changes in assets and liabilities:
Increase in deferred rent receivables	(7,184,005)	(8,360,036)	(5,016,950)
Decrease (increase) in accounts and other receivables	752,848	(174,390)	2,743,858
Decrease (increase) in financing note accrued interest receivable	—	95,114	(355,208)
(Increase) decrease in prepaid expenses and other assets	(16,717)	329,735	(37,462)
Increase (decrease) in management fee payable	13,402	(28,723)	599,348
Decrease in accounts payable and other accrued liabilities	(225,961)	(231,151)	(847,683)
Increase in income tax liability	2,204,626	—	—
Increase (decrease) in unearned revenue	2,884,362	155,961	(711,230)
Net cash provided by operating activities	$56,791,571	$51,108,652	$42,600,618
Investing Activities
Proceeds from sale of other equity securities	7,591,166	—	—
Proceeds from assets and liabilities held for sale	—	644,934	7,678,246
Deferred lease costs	—	—	(336,141)
Acquisition expenditures	—	—	(251,513,344)
Purchases of property and equipment, net	(116,595)	(191,926)	(138,918)
Proceeds from asset foreclosure and sale	—	223,451	—
Increase in financing notes receivable	—	(202,000)	(524,037)
Principal payment on financing note receivable	—	—	100,000
Return of capital on distributions received	120,906	4,631	121,578
Net cash provided by (used in) investing activities	$7,595,477	$479,090	$(244,612,616)
Financing Activities
Debt financing costs	(1,462,741)	(193,000)	(1,617,991)
Net offering proceeds on Series A preferred stock	71,161,531	—	54,210,476
Net offering proceeds on common stock	—	—	73,184,679
Net offering proceeds on convertible debt	—	—	111,262,500
Repurchases of common stock	—	(2,041,851)	—
Repurchases of convertible debt	—	(899,960)	—
Dividends paid on Series A preferred stock	(8,227,734)	(4,148,437)	(3,503,125)
Dividends paid on common stock	(34,731,892)	(34,896,727)	(28,528,224)
Distributions to non-controlling interest	(1,833,650)	—	(2,486,464)
Advances on revolving line of credit	10,000,000	44,000,000	45,392,332
Payments on revolving line of credit	(54,000,000)	—	(77,533,609)
Proceeds from term debt	41,000,000	—	45,000,000
Principal payments on secured credit facilities	(45,600,577)	(60,131,423)	(6,328,000)
Purchase of non-controlling interest	(32,800,000)	—	—

	For the Years Ended December 31,
	2017	2016	2015
Net cash (used in) provided by financing activities	$(56,495,063)	$(58,311,398)	$209,052,574
Net Change in Cash and Cash Equivalents	$7,891,985	$(6,723,656)	$7,040,576
Cash and Cash Equivalents at beginning of period	7,895,084	14,618,740	7,578,164
Cash and Cash Equivalents at end of period	$15,787,069	$7,895,084	$14,618,740

Supplemental Disclosure of Cash Flow Information
Interest paid	$10,780,150	$12,900,901	$7,873,333
Income taxes paid (net of refunds)	199,772	37,736	747,406

Non-Cash Investing Activities
Investment in other equity securities	$(1,161,034)	$—	$—
Change in accounts and other receivables	—	(450,000)	—
Change in accounts payable and accrued expenses related to acquisition expenditures	—	—	(614,880)
Change in accounts payable and accrued expenses related to issuance of financing and other notes receivable	—	—	(39,248)
Net change in Assets Held for Sale, Property and equipment, Prepaid expenses and other assets, Accounts payable and other accrued liabilities and Liabilities held for sale	—	(1,776,549)	—

Non-Cash Financing Activities
Change in accounts payable and accrued expenses related to the issuance of common equity	$—	$—	$(72,685)
Change in accounts payable and accrued expenses related to debt financing costs	255,037	—	(43,039)
Reinvestment of distributions by common stockholders in additional common shares	962,308	815,889	817,915

NAREIT FFO, FFO Adjusted for Securities Investment and AFFO Reconciliation (Unaudited)
	For the Years Ended December 31,
	2017	2016	2015
Net Income attributable to CorEnergy Stockholders	$32,602,790	$29,663,200	$12,319,911
Less:
Preferred Dividend Requirements	7,953,988	4,148,437	3,848,828
Net Income attributable to Common Stockholders	$24,648,802	$25,514,763	$8,471,083
Add:
Depreciation	23,292,713	21,704,275	18,351,011
Less:
Non-Controlling Interest attributable to NAREIT FFO reconciling items	1,632,546	1,645,819	1,645,819
NAREIT funds from operations (NAREIT FFO)	$46,308,969	$45,573,219	$25,176,275
Add:
Distributions received from investment securities	949,646	1,028,452	1,021,010
Income tax expense (benefit) from investment securities	1,000,084	760,036	(196,270)
Less:
Net distributions and dividend income	680,091	1,140,824	1,270,755
Net realized and unrealized gain (loss) on other equity securities	1,531,827	824,482	(1,063,613)
Funds from operations adjusted for securities investments (FFO)	$46,046,781	$45,396,401	$25,793,873
Add:
Loss of extinguishment of debt	336,933	—	—
Provision for loan losses, net of tax	—	4,409,359	12,526,701
Transaction costs	592,068	520,487	870,128
Amortization of debt issuance costs	1,661,181	2,025,478	1,822,760
Amortization of deferred lease costs	91,932	91,932	76,498
Accretion of asset retirement obligation	663,065	726,664	339,042
Amortization of above market leases	—	—	72,987
Non-cash (gain) loss associated with derivative instruments	33,763	(75,591)	(70,333)
Less:
Non-cash settlement of accounts payable	221,609	—	—
Income tax (expense) benefit	(1,345,234)	619,349	493,847
EIP Lease Adjustment (1)	—	—	542,809
Non-Controlling Interest attributable to AFFO reconciling items	13,154	37,113	88,645
Adjusted funds from operations (AFFO)	$50,536,194	$52,438,268	$40,306,355

Weighted Average Shares of Common Stock Outstanding:
Basic	11,900,516	11,901,985	10,685,892
Diluted	15,355,061	15,368,370	12,461,733
NAREIT FFO attributable to Common Stockholders
Basic	$3.89	$3.83	$2.36
Diluted (2)	$3.59	$3.54	$2.35
FFO attributable to Common Stockholders
Basic	$3.87	$3.81	$2.41
Diluted (2)	$3.57	$3.53	$2.40
AFFO attributable to Common Stockholders
Basic	$4.25	$4.41	$3.77
Diluted (3)	$3.81	$3.93	$3.56
(1) Based on the economic return to CorEnergy resulting from the sale of our 40 percent undivided interest in EIP, we determined that it was appropriate to eliminate the portion of EIP lease income attributable to return of capital, as a means to more accurately reflect the EIP lease revenue contribution to our sustainable AFFO. We believe that the portion of the EIP lease revenue attributable to return of capital, unless adjusted, overstates our distribution-paying capabilities and is not representative of sustainable EIP income over the life of the lease. We completed the sale of EIP on April 1, 2015.

(2) Diluted per share calculations include dilutive adjustments for convertible note interest expense, discount amortization and deferred debt issuance amortization.
(3) Diluted per share calculations include a dilutive adjustment for convertible note interest expense.